Exhibit 10.11

ExcelFin Acquisition Corp.

473 Jackson St., Suite 300

San Francisco, CA 94111

March 29, 2022

Fin Venture Capital

473 Jackson St., Suite 300
San Francisco, CA 94111

Re:        Financial Services Agreement

Ladies and Gentlemen:

On October 20, 2021, ExcelFin Acquisition Corp., a Delaware corporation (the “Company”), and Fin Venture Capital (the “Services Provider”), entered into a letter agreement (the “Financial Services Agreement”) providing that the Service Provider shall provide certain services to the Company until the Termination Date (as defined therein). By this letter, the Company and the Services Provider hereby agree that:

1.The Termination Date shall be amended to be the earlier of the consummation by the Company of an initial business combination (as described in the Registration Statement on Form S-1 (File No. 333-260038) filed with the Securities and Exchange Commission) and December 31, 2022 (such earlier date hereinafter referred to as the “Termination Date”); and

2.The last sentence in the Paragraph 1 is hereby amended to read: “In exchange therefor, the Company shall pay the Services Provider the sum of $112,500 per quarter commencing on March 15, 2021 and continuing quarterly thereafter until the Termination Date; and”

Except as set forth herein, the Financial Services Agreement shall not be amended and shall remain in full force and effect.

This letter agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same letter agreement.

Very truly yours,

EXCELFIN ACQUISITION CORP.

By:	/s/ Joe Ragan
	Name:	Joe Ragan
	Title:	Chief Financial Officer

AGREED TO AND ACCEPTED BY:

FIN VENTURE CAPITAL

By:	/s/ Logan Allin
	Name:	Logan Allin
	Title:	Chief Executive Officer